Boston Private Reports First Quarter 2021 Results

First Quarter 2021 Highlights include:

•Net income of $10.7 million, or $0.13 per diluted share
•Return on average common equity (non-GAAP) of 4.9%
•Return on average tangible common equity (non-GAAP) of 5.6%
•Average total deposits of $8.8 billion, a 24% increase year-over-year
•Average total loans of $7.1 billion, a 1% increase year-over-year
•Total assets under management/advisory (“AUM”) of $17.2 billion, a 19% increase year-over-year driven by favorable market action
•Total provision credit of $9.0 million

Boston, MA - April 22, 2021 - Boston Private Financial Holdings, Inc. (NASDAQ: BPFH) (the “Company” or “Boston Private”) today reported first quarter 2021 Net income attributable to the Company of $10.7 million, compared to $25.0 million for the fourth quarter of 2020 and $0.8 million for the first quarter of 2020. First quarter 2021 Diluted earnings per share were $0.13, compared to $0.30 in the fourth quarter of 2021 and $0.01 in the first quarter of 2020.
"I am proud of the dedication and commitment shown by the Boston Private employees who continue to deliver exceptional client service and execute on our strategic objectives, while also preparing for our pending merger with SVB Financial Group," said Anthony DeChellis, CEO of Boston Private. "This quarter's financial results include transaction costs related to the pending merger with SVB Financial Group, a release from our allowance for loan losses, and continued strong deposit growth."

Announced Merger
As previously announced, the Company entered into a definitive merger agreement with SVB Financial Group ("SVB") pursuant to which SVB will acquire Boston Private. The transaction was unanimously approved by both companies' Boards of Directors and is expected to close in mid-2021, subject to the satisfaction of customary closing conditions, including receipt of customary regulatory approvals and approval by the shareholders of Boston Private.

Summary Financial Results
				% Change
($ in millions, except for per share data)	1Q21	4Q20	1Q20	LQ	Y/Y
Net income - GAAP	$10.7	$25.0	$0.8	(57)%	nm
Diluted earnings per share - GAAP	$0.13	$0.30	$0.01	(57)%	nm

Non-GAAP Financial Measures:
Pre-tax, pre-provision income	$9.7	$28.1	$17.9	(65)%	(46)%
Return on average common equity ("ROACE")	4.9%	11.5%	0.4%
Return on average tangible common equity ("ROATCE")	5.6%	12.7%	0.7%
nm = not meaningful

The Company's financial results in the first quarter of 2021 were impacted by:
•Transaction costs of $10.7 million related to the proposed merger with SVB, or ($0.09) per diluted share on a tax-effected basis
•Gain of $2.4 million related to the revaluation of a receivable from the divestiture of former affiliate, Bingham, Osborn & Scarborough, LLC ("BOS"), or $0.02 per diluted share on a tax-effected basis
•Total provision credit of $9.0 million, including a provision credit for loan losses of $7.0 million and a credit for unfunded loan commitments of $2.0 million,or $0.08 per diluted share on a tax-effected basis

Net Interest Income and Margin
				% Change
($ in millions)	1Q21	4Q20	1Q20	LQ	Y/Y
Net interest income	$59.5	$59.4	$57.3	—%	4%
Net interest margin	2.45%	2.52%	2.76%
Net interest income for the first quarter of 2021 was $59.5 million, flat linked quarter and a 4% increase year-over-year. The year-over-year increase was primarily driven by $3.6 million of Paycheck Protection Program ("PPP") loan-related income recognized in the first quarter of 2021. The Small Business Administration ("SBA") forgave $75 million of PPP loans in the first quarter of 2021, which drove the accelerated recognition of PPP income.
Net interest margin decreased 7 basis points on a linked quarter basis to 2.45%. The decline was primarily driven by excess cash and investments balances and lower asset yields, partially offset by lower funding costs.

Noninterest Income
				% Change
($ in millions)	1Q21	4Q20	1Q20	LQ	Y/Y
Wealth management and trust fees	$19.1	$19.0	$18.4	1%	4%
Investment management fees	0.5	1.2	1.9	(58)%	(75)%
Private banking fees [1]	3.2	5.0	2.6	nm	22%
Total core fees and income	$22.8	$25.2	$22.9	(10)%	—%
Total other income	3.4	1.4	(1.4)	nm	nm
Total noninterest income	$26.2	$26.7	$21.5	(2)%	22%
nm = not meaningful
[1] Private banking fees includes Other banking fee income and Gain/(loss) on sale of loans, net
Total core fees and income for the first quarter of 2021 were $22.8 million, a 10% decrease linked quarter. The linked quarter decrease was primarily driven by lower swap fee income within Private banking fees and lower Investment management fees in the first quarter of 2021.
Total other income includes a gain of $2.4 million for the first quarter of 2021 related to the revaluation of the BOS receivable.

Assets Under Management/Advisory
				% Change
($ in millions)	1Q21	4Q20	1Q20	LQ	Y/Y
Wealth Management and Trust	$17,002	$16,574	$13,497	3%	26%
Other [2]	196	526	1,016	(63)%	(81)%
Total assets under management/advisory	$17,198	$17,100	$14,513	1%	19%

Net flows
Wealth Management and Trust	$(20)	$(128)	$176
Other [2]	(388)	(268)	(26)
Total net flows	$(408)	$(396)	$150
[2] Includes results from DGHM
Total AUM was $17.2 billion as of March 31, 2021, a 1% increase linked quarter. The linked quarter increase was primarily driven by the impact of higher equity market values, partially offset by net outflows.
Total net flows were negative $408 million during the first quarter of 2021, driven by net flows of negative $388 million at DGHM and negative $20 million in the Wealth Management and Trust segment. New business into the Wealth Management & Trust segment was $231 million for the first quarter of 2021, compared to $297 million for the fourth quarter of 2020.

Noninterest Expense
				% Change
($ in millions)	1Q21	4Q20	1Q20	LQ	Y/Y
Salaries and employee benefits	$40.9	$36.0	$35.1	14%	17%
Occupancy and equipment	8.2	7.7	7.6	6%	7%
Information systems	9.7	8.6	6.7	13%	45%
Professional services	3.3	2.7	3.6	20%	(8)%
Merger costs	10.7	—	—	nm	nm
Marketing and business development	0.6	1.2	1.9	(46)%	(67)%
Amortization of intangibles	0.7	0.6	0.7	18%	(7)%
FDIC insurance	1.0	0.9	—	10%	n/a
Other	0.9	0.2	5.2	nm	(83)%
Total noninterest expense	$75.9	$58.0	$60.9	31%	25%

Memo: Excluding Off-Balance Sheet Provision
Reserve for unfunded loan commitments	$(2.0)	$(2.4)	$1.8	(16)%	nm
Total noninterest expense, excluding Reserve for unfunded loan commitments (non-GAAP)	$77.9	$60.4	$59.1	29%	32%
Total noninterest expense for the first quarter of 2021 was $75.9 million, a 31% increase linked quarter and a 25% increase year-over-year. The increase was primarily driven by $10.7 million of transaction costs within Merger costs expense related to the proposed merger with SVB. The linked quarter increase was also driven by seasonal compensation expense for bonuses and payroll taxes, and both the linked quarter and year-over-year increases were also driven by higher Information systems expense from technology initiatives placed in service.

Income Tax Expense

The Company's effective tax rate for the first quarter of 2021 was 36.3%. The effective tax rate is higher primarily due to the expected non-deductibility of certain transaction costs related to the proposed merger with SVB.

Loans - QTD Averages & Yields
				% Change
($ in millions)	1Q21	4Q20	1Q20	LQ	Y/Y
Commercial and industrial	$1,034	$1,036	$1,149	—%	(10)%
Paycheck Protection Program	327	349	—	(6)%	nm
Commercial real estate	2,723	2,711	2,582	—%	5%
Construction and land	165	172	233	(4)%	(29)%
Residential	2,667	2,721	2,851	(2)%	(6)%
Home equity	76	79	86	(4)%	(11)%
Consumer and other	122	121	132	1%	(8)%
Total loans	$7,115	$7,189	$7,034	(1)%	1%
Total loans, excluding PPP (non-GAAP)	$6,789	$6,840	$7,034	(1)%	(3)%

Total loan yields	3.26%	3.31%	3.75%
Average total loans, excluding PPP (non-GAAP) in the first quarter of 2021 decreased 1% linked quarter and decreased 3% year-over-year.
•Average Commercial and industrial loans decreased 10% year-over-year driven by lower revolving line usage
•Average Residential mortgage loans decreased 6% year-over-year, driven by the sale of $72 million of loans late in the third quarter of 2020 and slowed originations throughout 2020
•Average Commercial real estate loans increased 5% year-over-year, driven by increased loan balances attributable to the debt service reserve program and the conversion of two loans from construction to permanent financing during the fourth quarter of 2020

•Average PPP loans decreased 6% linked quarter. End-of-period PPP loans increased 12% linked quarter as $130 million of originations late in the quarter were partially offset by the SBA's forgiveness of $75 million of loans early in the first quarter of 2021

Deposits - QTD Averages & Costs
				% Change
($ in millions)	1Q21	4Q20	1Q20	LQ	Y/Y
Noninterest bearing deposits	$2,552	$2,483	$2,046	3%	25%
Interest bearing deposits	6,277	5,868	5,061	7%	24%
Total deposits	$8,829	$8,351	$7,107	6%	24%

Cost of total deposits	0.22%	0.26%	0.72%
Cost of total interest-bearing deposits	0.30%	0.37%	1.02%
Average total deposits in the first quarter of 2021 increased 6% linked quarter and 24% year-over-year to $8.8 billion, driven by a combination of existing and new client balances.

Provision and Asset Quality

($ in millions)	1Q21	4Q20	3Q20	2Q20	1Q20
Provision and Allowance
Provision/(credit) for loan losses	$(7.0)	$(3.0)	$(4.6)	$22.6	$17.0
Reserve for unfunded loan commitments	(2.0)	(2.4)	1.8	2.8	1.8
Total Provision/(credit) for credit losses	$(9.0)	$(5.4)	$(2.8)	$25.4	$18.8
Allowance for loan losses as a % of Total loans	1.03%	1.14%	1.17%	1.22%	0.97%

Asset Quality
Total net loans (charged-off)/ recovered	$(0.2)	$(0.3)	$(0.2)	$(1.5)	$(0.3)
Total nonaccrual loans	$25.8	$23.9	$41.3	$25.6	$24.3
Nonaccrual loans as a % of Total loans	0.36%	0.34%	0.57%	0.35%	0.35%

Special mention loans (criticized loans)	$152.5	$187.2	$199.5	$191.9	$92.6
Classified loans	161.9	130.7	123.1	114.2	112.3
Total criticized and classified loans	$314.4	$318.0	$322.6	$306.1	$204.9
The Company recorded a Total provision credit for credit losses of $9.0 million during the first quarter of 2021. The provision release was primarily driven by an improved economic forecast related to the current expected credit losses methodology and a change in the weighting of forecast scenarios used. The Allowance for loan losses as a percentage of Total loans, excluding PPP loans (non-GAAP), was 1.08% in the first quarter of 2021, compared to 1.19% in the fourth quarter of 2020.
Total nonaccrual loans as of March 31, 2021 were $25.8 million, an increase of $1.9 million, or 8%, on a linked quarter basis, primarily driven by one Commercial real estate relationship in New England and one Commercial and industrial relationship in Northern California.
Total criticized and classified loans as of March 31, 2021 were $314.4 million, a decrease of $3.6 million, or 1%, linked quarter. Classified loans increased 24% to $161.9 million in the first quarter of 2021, primarily driven by the downgrade of three Commercial real estate loans in New England and Northern California.
As of March 31, 2021:
•Residential loans on deferral totaled approximately $20 million, or 2.7% of total residential loans, compared to a peak of approximately $220 million, or 7% of total Residential loans, in the second quarter of 2020. This represents a decrease of 91% from the peak in the second quarter of 2020
•Commercial and industrial loans on deferral totaled approximately $6 million, or 0.5% of total Commercial and industrial loans, compared to a peak of approximately $125 million, or 13% of total Commercial and industrial loans, in the second quarter of 2020. This represents a decrease of 95% from the peak in the second quarter of 2020

•Borrowers with loans totaling $1.3 billion that qualified for and accepted the Commercial real estate debt service reserve program remain in the program, representing a total loan balance of approximately $70 million, or 2.7% of total Commercial real estate loans. The twelve month coverage period for debt service reserve balances will elapse in the second quarter of 2021

Capital

	1Q21	4Q20	3Q20	2Q20	1Q20
Tangible common equity/ Tangible assets (non-GAAP)	7.6%	8.0%	8.3%	8.3%	8.8%
Tangible book value per share (non-GAAP)	$9.61	$9.73	$9.48	$9.25	$9.31

Regulatory Capital Ratios: [3]
Tier 1 common equity	11.4%	11.5%	11.3%	11.1%	11.2%
Tier 1 risk-based capital	12.8%	13.0%	12.8%	12.6%	12.7%
Total risk-based capital	14.0%	14.3%	14.1%	13.9%	13.8%
Tier 1 leverage capital	8.7%	8.9%	9.2%	9.2%	9.7%
[3] Current quarter information is presented based on estimated data.
The Company's tangible book value per share increased 3% year-over-year to $9.61 in the first quarter of 2021.

Dividend Payments
Concurrent with the release of first quarter 2021 earnings, the Board of Directors of the Company declared a cash dividend payable to common shareholders of $0.06 per share. The record date for this dividend is May 7, 2021, and the payment date is May 21, 2021.

Non-GAAP Financial Measures
The Company uses certain non-GAAP financial measures to provide information for investors to effectively analyze financial trends of ongoing business activities, and to enhance comparability with peers across the financial sector.
These non-GAAP financial measures include: return on average common equity; return on average tangible common equity; return on average assets; tangible book value per share; pre-tax, pre-provision income; tangible common equity / tangible assets; the efficiency ratio, excluding amortization of intangibles; net income/(loss) attributable to the Company, excluding notable items; total noninterest expense, excluding reserve for unfunded loan commitments; net income/(loss) attributable to the common shareholders, treasury stock method, excluding notable items; diluted earnings/(loss) per share, excluding notable items; average total loans, excluding PPP; and total loans, excluding PPP.
A detailed reconciliation table of the Company’s GAAP to non-GAAP measures is included in the tables of this release and beginning on page 14 of the attached financial statements.

About Boston Private
Boston Private is a leading provider of integrated wealth management, trust and banking services to individuals, families, businesses and nonprofits.
For more than 30 years, Boston Private has delivered comprehensive advice coupled with deep technical expertise to help clients simplify their lives and achieve their goals. The firm offers the capabilities of a large institution with the superior service of a boutique firm to clients across the United States.
Boston Private is the corporate brand of Boston Private Financial Holdings, Inc. (NASDAQ: BPFH).
For more information, visit www.bostonprivate.com.

Forward-Looking Statements
Certain statements in this press release that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. These statements include, among others, statements regarding our strategy; evaluations of interest rate trends and future liquidity; expectations as to changes in assets, deposits and results of operations; the impact of the COVID-19 pandemic; future operations; market position and financial position; and prospects, plans and objectives of management. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond the Company’s control.
Forward-looking statements are based on the current assumptions and beliefs of management and are only expectations of future results. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among other factors, the negative impacts and disruptions of the COVID-19 pandemic and measures taken to contain its spread on our employees, customers, business operations, credit quality, financial position, liquidity and results of operations; the failure to obtain our shareholder’s approval to our proposed merger with SVB; the risk that a condition to closing of the proposed merger may not be satisfied; the risk that a regulatory approval that may be required for the proposed merger is not obtained or is obtained subject to conditions that are not anticipated; the effect of the announcement of the proposed merger on our ability to maintain relationships with our key partners, customers and employees, and on our operating results and business generally; changes in customer behavior; the possibility that future credits losses are higher than currently expected due to changes in economic assumptions, customer behavior or adverse economic developments; turbulence in the capital and debt markets; changes in interest rates; increases in loan defaults and charge-off rates; decreases in the value of securities and other assets; changes in loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; competitive pressures from other financial institutions; operational risks including, but not limited to, cybersecurity incidents, fraud, natural disasters and future pandemics; changes in regulation; reputational risk relating to the Company’s participation in the Paycheck Protection Program and other pandemic-related legislative and regulatory initiatives and programs; risks that goodwill and intangibles recorded in the Company’s financial statements will become impaired; the risk that the Company’s deferred tax asset may not be realized; risks related to the identification and implementation of acquisitions, dispositions and restructurings; changes in assumptions used in making such forward-looking statements; and the other risks and uncertainties detailed in the Company’s 2020 Annual Report on Form 10-K and updated by the Company’s Quarterly Reports on Form 10-Q and other filings submitted to the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made. The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

###
CONTACT:
Adam Bromley
(617) 912-4386
abromley@bostonprivate.com

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
Consolidated Balance Sheets
Unaudited ($ in thousands, except share and per share data)
	1Q21	4Q20	3Q20	2Q20	1Q20
ASSETS:
Cash and cash equivalents	$1,389,943	$1,055,588	$546,263	$179,027	$61,714
Investment securities available-for-sale	1,339,408	1,243,693	1,011,327	1,002,970	993,166
Investment securities held-to-maturity	31,943	35,223	38,600	42,495	45,395
Equity securities at fair value	39,708	41,452	32,818	24,492	23,080
Stock in Federal Home Loan Bank and Federal Reserve Bank	28,651	28,663	36,618	42,407	45,273
Loans held for sale	8,434	17,421	15,074	9,786	7,671
Loans	7,216,325	7,104,309	7,222,569	7,332,954	7,043,338
Less: Allowance for loan losses	74,010	81,238	84,551	89,324	68,211
Loans, net of Allowance for loan losses	7,142,315	7,023,071	7,138,018	7,243,630	6,975,127
Premises and equipment, net	41,637	44,087	42,907	43,805	43,544
Goodwill	57,607	57,607	57,607	57,607	57,607
Intangible assets, net	8,389	9,056	8,898	8,935	9,637
Accrued interest receivable	26,029	26,191	25,935	24,918	24,054
Deferred income taxes, net	11,353	6,774	8,250	9,116	5,630
Right-of-use assets	93,224	97,859	94,879	94,143	98,896
Other assets	319,851	362,048	374,111	375,575	355,532
TOTAL ASSETS	$10,538,492	$10,048,733	$9,431,305	$9,158,906	$8,746,326

LIABILITIES:
Deposits	$9,147,618	$8,595,366	$7,827,719	$7,427,397	$6,835,572
Securities sold under agreements to repurchase	46,262	53,472	42,544	46,623	45,319
Federal funds purchased	—	—	—	—	145,000
Federal Home Loan Bank borrowings	115,019	114,659	296,236	426,313	491,254
Junior subordinated debentures	106,363	106,363	106,363	106,363	106,363
Lease liabilities	107,143	112,339	108,932	108,234	113,574
Other liabilities	157,664	198,526	203,342	218,771	180,452
TOTAL LIABILITIES	9,680,069	9,180,725	8,585,136	8,333,701	7,917,534

SHAREHOLDERS' EQUITY:
Common stock, $1.00 par value; authorized: 170,000,000 shares	82,455	82,334	82,255	82,058	81,800
Additional paid-in capital	600,089	597,558	597,113	594,463	593,167
Retained earnings	162,137	156,431	136,394	118,647	131,761
Accumulated other comprehensive income	13,742	31,685	30,407	30,037	22,064
TOTAL SHAREHOLDERS' EQUITY	858,423	868,008	846,169	825,205	828,792
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$10,538,492	$10,048,733	$9,431,305	$9,158,906	$8,746,326

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
Consolidated Income Statements
Unaudited ($ in thousands, except share and per share data)
	1Q21	4Q20	3Q20	2Q20	1Q20
REVENUE:
Interest income	$64,893	$66,351	$65,453	$68,819	$73,082
Interest expense	5,416	6,944	7,629	9,881	15,825
Net interest income	59,477	59,407	57,824	58,938	57,257
Provision/(credit) for loan losses [4]	(7,004)	(2,999)	(4,569)	22,604	16,962
Net interest income after Provision/(credit) for loan losses	66,481	62,406	62,393	36,334	40,295

Wealth management and trust fees [5]	19,136	19,016	18,240	17,261	18,371
Investment management fees	489	1,173	1,393	1,770	1,925
Private banking fee income	2,411	4,304	1,320	2,395	2,490
Gain on sale of loans, net	747	718	1,006	204	100
Total core fees and income	22,783	25,211	21,959	21,630	22,886
Total other income	3,387	1,445	1,086	1,032	(1,365)
TOTAL REVENUE [6]	85,647	86,063	80,869	81,600	78,778

NONINTEREST EXPENSE:
Salaries and employee benefits	40,904	36,022	34,671	33,937	35,096
Occupancy and equipment	8,205	7,723	8,150	7,560	7,646
Information systems	9,719	8,633	7,096	7,113	6,725
Professional services	3,302	2,744	4,025	3,446	3,601
Merger costs	10,665	—	—	—	—
Marketing and business development	624	1,154	935	2,313	1,890
Amortization of intangibles	667	566	714	702	715
FDIC insurance	967	876	960	767	—
Other [4]	870	249	4,386	5,615	5,235
TOTAL NONINTEREST EXPENSE	75,923	57,967	60,937	61,453	60,908

INCOME/(LOSS) BEFORE INCOME TAXES	16,728	31,095	24,501	(2,457)	908
Income tax expense	6,076	6,124	1,821	841	102
Net income/(loss) before attribution to noncontrolling interests	10,652	24,971	22,680	(3,298)	806
Less: Net income attributable to noncontrolling interests	—	—	—	—	6
NET INCOME/(LOSS) ATTRIBUTABLE TO THE COMPANY	$10,652	$24,971	$22,680	$(3,298)	$800

Adjustments, treasury stock method [7]	—	—	—	—	414
NET INCOME/(LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$10,652	$24,971	$22,680	$(3,298)	$1,214

COMMON SHARE DATA:
Weighted average basic shares outstanding	82,429,162	82,292,450	82,221,705	81,929,752	83,005,064
Weighted average diluted shares outstanding [8]	83,934,107	82,764,339	82,362,338	81,929,752	83,318,041
Diluted earnings/(loss) per share	$0.13	$0.30	$0.28	$(0.04)	$0.01

[4] Total Provision/(credit) for credit losses includes the Provision/(credit) for loan losses and the Reserve for unfunded loan commitments within Other expense.

[5] Wealth management and trust fees consists of revenue from Boston Private Wealth LLC ("BPW") and the trust operations of Boston Private Bank & Trust Company.

[6] Total revenue is the sum of Net interest income, Total core fees and income, and Total other income.

[7] Adjustments to Net income/(loss) attributable to the Company to arrive at Net income/(loss) attributable to common shareholders, treasury stock method, as presented in these tables, include decreases/(increases) in Noncontrolling interests redemption value, if any.

[8] For a description of the Company's policies regarding Diluted earnings per share, please refer to Part II. Item 8. “Financial Statements and Supplementary Data - Note 16: Earnings Per Share” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
Consolidated Financial Highlights
Unaudited ($ in thousands, except share and per share data)
	1Q21	4Q20	3Q20	2Q20	1Q20
KEY STATISTICS:
Return on average assets (non-GAAP) [9]	0.42%	1.00%	0.96%	(0.15)%	0.04%
ROACE (non-GAAP) [9]	4.91%	11.50%	10.68%	(1.58)%	0.39%
ROATCE (non-GAAP) [9]	5.58%	12.69%	11.88%	(1.43)%	0.72%
Efficiency ratio (non-GAAP) [9]	87.9%	66.7%	74.5%	74.4%	76.4%
Noninterest income to total revenue	30.6%	31.0%	28.5%	27.8%	27.3%

Net interest margin	2.45%	2.52%	2.61%	2.75%	2.76%
Average loan to average deposit ratio	80.6%	86.1%	94.6%	100.5%	99.0%
Cost of total deposits	0.22%	0.26%	0.33%	0.41%	0.72%
Cost of interest-bearing deposits	0.30%	0.37%	0.48%	0.59%	1.02%
Cost of total funding	0.24%	0.32%	0.37%	0.50%	0.83%

Allowance for loan losses / Total loans	1.03%	1.14%	1.17%	1.22%	0.97%
Nonperforming loans / Total loans	0.36%	0.34%	0.57%	0.35%	0.35%
Net (charge-offs)/recoveries / Total loans [9]	(0.01)%	(0.02)%	(0.01)%	(0.08)%	(0.02)%

CAPITAL HIGHLIGHTS:
Tier 1 common equity [3]	$782,687	$773,017	$752,492	$731,316	$742,044
Tier 1 capital [3]	$882,709	$873,039	$852,514	$831,338	$842,066
Total capital [3]	$961,191	$956,919	$935,887	$913,936	$914,572

Risk-weighted assets [3]	$6,877,450	$6,706,524	$6,659,752	$6,593,957	$6,627,339
Average assets for leverage [3]	$10,180,856	$9,790,852	$9,237,942	$9,009,565	$8,691,254

Tier 1 common equity ratio [3]	11.38%	11.53%	11.30%	11.09%	11.20%
Tier 1 risk-based capital ratio [3]	12.83%	13.02%	12.80%	12.61%	12.71%
Total risk-based capital ratio [3]	13.98%	14.27%	14.05%	13.86%	13.80%
Tier 1 leverage capital ratio [3]	8.67%	8.92%	9.23%	9.23%	9.69%

Total equity / Total assets	8.15%	8.64%	8.97%	9.01%	9.48%
Tangible common equity / Tangible assets (non-GAAP)	7.57%	8.03%	8.33%	8.34%	8.77%

End of period market price per share	$13.32	$8.45	$5.52	$6.88	$7.15
End of period shares outstanding	82,455,432	82,334,257	82,254,594	82,058,483	81,800,486
Book value per common share	$10.41	$10.54	$10.29	$10.06	$10.13
Tangible book value per share (non-GAAP)	$9.61	$9.73	$9.48	$9.25	$9.31

Common Equity Repurchase Program:
Total shares of common stock repurchased	—	—	—	—	1,565,060
Average price paid per share of common stock	$—	$—	$—	$—	$8.18
Aggregate repurchases of common stock ($ in millions)	$—	$—	$—	$—	$12.8

[3] Current quarter information is presented based on estimated data. [9] Annualized.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
Consolidated AUM and Balance Sheet - End of Period Balances
Unaudited ($ in thousands)
	1Q21	4Q20	3Q20	2Q20	1Q20
ASSETS UNDER MANAGEMENT AND ADVISORY ("AUM"):
Wealth Management and Trust	$17,002,000	$16,574,000	$15,581,000	$14,889,000	$13,497,000
Other [2]	196,000	526,000	672,000	1,067,000	1,016,000
TOTAL AUM	$17,198,000	$17,100,000	$16,253,000	$15,956,000	$14,513,000

AUM Rollforward:
Beginning balance	$17,100,000	$16,253,000	$15,956,000	$14,513,000	$16,768,000
Net flows	(408,000)	(396,000)	(407,000)	(40,000)	150,000
Market returns	506,000	1,243,000	704,000	1,483,000	(2,405,000)
Ending balance	$17,198,000	$17,100,000	$16,253,000	$15,956,000	$14,513,000

AUM Net Flows:
Wealth Management and Trust	$(20,000)	$(128,000)	$(12,000)	$60,000	$176,000
Other [2]	(388,000)	(268,000)	(395,000)	(100,000)	(26,000)
TOTAL NET FLOWS	$(408,000)	$(396,000)	$(407,000)	$(40,000)	$150,000

DEPOSITS:
Demand deposits (noninterest bearing)	$2,651,733	$2,481,676	$2,346,126	$2,293,864	$2,020,440
Savings and NOW	906,892	905,692	756,797	758,656	653,006
Money market	5,106,911	4,699,882	4,187,657	3,753,228	3,468,701
Certificates of deposit	482,082	508,116	537,139	621,649	693,425
TOTAL DEPOSITS	$9,147,618	$8,595,366	$7,827,719	$7,427,397	$6,835,572

LOANS:
Commercial and industrial	$668,217	$558,343	$583,145	$565,748	$670,744
Paycheck Protection Program	351,170	312,356	371,496	370,034	—
Commercial tax-exempt	488,507	442,159	472,342	419,264	445,319
Commercial real estate	2,697,677	2,757,375	2,659,890	2,676,708	2,626,299
Construction and land	181,482	159,204	211,697	240,211	238,293
Residential	2,632,554	2,677,464	2,729,164	2,859,627	2,841,926
Home equity	71,752	77,364	81,797	84,588	89,350
Consumer and other	124,966	120,044	113,038	116,774	131,407
TOTAL LOANS	$7,216,325	$7,104,309	$7,222,569	$7,332,954	$7,043,338

[2] Includes results from Dalton, Greiner, Hartman, Maher & Co, LLC ("DGHM")

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
Provision and Asset Quality
Unaudited ($ in thousands)
	1Q21	4Q20	3Q20	2Q20	1Q20
PROVISION:
Provision/(credit) for loan losses	$(7,004)	$(2,999)	$(4,569)	$22,604	$16,962
Reserve for unfunded loan commitments [4]	(2,016)	(2,386)	1,750	2,829	1,827
TOTAL PROVISION/(CREDIT) FOR CREDIT LOSSES	$(9,020)	$(5,385)	$(2,819)	$25,433	$18,789

CHARGE-OFFS:
Loan charge-offs	$(297)	$(511)	$(245)	$(1,546)	$(528)
Loan recoveries	73	197	41	55	180
NET (CHARGE-OFFS)/RECOVERIES	$(224)	$(314)	$(204)	$(1,491)	$(348)
Net charge-offs to average loans (annualized)	(0.01)%	(0.02)%	(0.01)%	(0.08)%	(0.02)%

Net (Charge-offs)/Recoveries by Loan Type:
Commercial and industrial	$(258)	$(474)	$(136)	$(337)	$(473)
Commercial real estate	—	160	—	—	—
Residential	3	—	—	—	—
Home equity	—	—	—	(1,157)	132
Consumer and other	31	—	(68)	3	(7)
NET (CHARGE-OFFS)/RECOVERIES	$(224)	$(314)	$(204)	$(1,491)	$(348)

LOAN QUALITY DATA:
Special mention loans	$152,472	$187,237	$199,509	$191,882	$92,623

Accruing classified loans [10]	136,130	106,883	81,827	88,586	87,948
Nonaccrual loans	25,764	23,851	41,263	25,604	24,314
Total classified	161,894	130,734	123,090	114,190	112,262
Criticized and classified loans	$314,366	$317,971	$322,599	$306,072	$204,885

Loans 30-89 days past due and accruing [11]	$7,249	$19,862	$5,635	$5,535	$14,852

[4] Total Provision/(credit) for credit losses includes the Provision/(credit) for loan losses and the Reserve for unfunded loan commitments within Other expense.

[10] Accruing classified loans include loans that are classified as substandard but are still accruing interest income. Boston Private Bank & Trust Company may classify a loan as substandard where known information about possible credit problems of the related borrowers causes management to have doubts as to the ability of such borrowers to comply with the present repayment terms and which may result in disclosure of such loans as nonaccrual at some time in the future.

11 At June 30, 2020, the Company had one loan totaling less than $0.1 million that was more than 90 days past due but still on accrual status. This loan originated in the New England region. The Company had no other loans outstanding more than 90 days past due but still on accrual status in comparative periods.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
Average Balances, Yields, and Rates
Unaudited ($ in thousands)
	Average Balance			Interest Income/Expense			Average Yield/Rate
	1Q21	4Q20	1Q20	1Q21	4Q20	1Q20	1Q21	4Q20	1Q20
INTEREST-EARNING ASSETS
Cash and investments:
Taxable investment securities	$203,856	$209,143	$201,174	$782	$849	$868	1.54%	1.62%	1.73%
Non-taxable investment securities	322,057	318,291	315,681	2,045	1,973	1,998	2.54%	2.48%	2.53%
Mortgage-backed securities	810,754	598,616	520,629	3,437	2,585	2,787	1.70%	1.73%	2.14%
Short-term investments and other	1,238,677	976,344	147,482	593	687	1,071	0.19%	0.28%	2.89%
Total cash and investments	2,575,344	2,102,394	1,184,966	6,857	6,094	6,724	1.07%	1.16%	2.27%
Loans: [12]
Commercial and industrial	1,034,369	1,035,783	1,148,986	8,352	8,504	10,724	3.23%	3.21%	3.69%
Paycheck Protection Program	326,695	348,827	—	3,629	3,798	—	4.44%	4.26%	—%
Commercial real estate	2,723,249	2,711,396	2,582,305	23,187	24,096	27,482	3.41%	3.48%	4.21%
Construction and land	165,350	171,873	233,324	1,605	1,642	2,572	3.88%	3.74%	4.36%
Residential	2,667,440	2,720,733	2,850,833	20,226	21,041	23,468	3.03%	3.09%	3.29%
Home equity	76,336	79,485	86,048	551	676	952	2.93%	3.38%	4.45%
Consumer and other	121,900	121,139	132,237	486	500	1,160	1.62%	1.64%	3.53%
Total loans	7,115,339	7,189,236	7,033,733	58,036	60,257	66,358	3.26%	3.31%	3.75%
Total earning assets	9,690,683	9,291,630	8,218,699	64,893	66,351	73,082	2.68%	2.82%	3.54%

LESS: Allowance for loan losses	81,125	84,679	51,730
Cash and due from banks	38,897	38,732	49,571
Other assets	631,970	651,008	562,851
TOTAL AVERAGE ASSETS	$10,280,425	$9,896,691	$8,779,391

INTEREST-BEARING LIABILITIES
Interest-bearing deposits: [13]
Savings and NOW	$877,100	$793,923	$638,926	$180	$200	$232	0.08%	0.10%	0.15%
Money market	4,911,146	4,551,046	3,753,045	3,831	4,255	9,657	0.32%	0.37%	1.03%
Certificates of deposit	489,037	522,567	668,818	680	981	2,907	0.56%	0.75%	1.75%
Total interest-bearing deposits [13]	6,277,283	5,867,536	5,060,789	4,691	5,436	12,796	0.30%	0.37%	1.02%
Junior subordinated debentures	106,363	106,363	106,363	481	481	917	1.81%	1.77%	3.41%
FHLB borrowings and other	180,234	267,865	455,813	244	1,027	2,112	0.54%	1.50%	1.83%
Total interest-bearing liabilities [13]	6,563,880	6,241,764	5,622,965	5,416	6,944	15,825	0.33%	0.44%	1.13%

Noninterest bearing demand deposits [13]	2,551,651	2,482,969	2,046,102
Payables and other liabilities	285,453	310,820	270,371
Total average liabilities	9,400,984	9,035,553	7,939,438
Redeemable noncontrolling interests	—	—	1,018
Average shareholders’ equity	879,441	861,138	838,935
TOTAL AVERAGE LIABILITIES, RNCI, AND SHAREHOLDERS’ EQUITY	$10,280,425	$9,896,691	$8,779,391
Net interest income				$59,477	$59,407	$57,257
Interest rate spread							2.35%	2.38%	2.41%
Net interest margin							2.45%	2.52%	2.76%

Average total deposits [13]	$8,828,934	$8,350,505	$7,106,891				0.22%	0.26%	0.72%
Average total deposits and borrowings [13]	$9,115,531	$8,724,733	$7,669,067				0.24%	0.32%	0.83%

[12] Average loans includes Loans held for sale and Nonaccrual loans

[13] Average total deposits is the sum of Average total interest-bearing deposits and Average noninterest bearing demand deposits. Average total deposits and borrowings is the sum of Average total interest-bearing liabilities and Average noninterest bearing demand deposits.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
Regional Loan Data [14]
Unaudited ($ in thousands)
	1Q21	4Q20	3Q20	2Q20	1Q20
New England	$3,735,757	$3,593,925	$3,669,746	$3,781,603	$3,724,959
Northern California	1,759,812	1,776,682	1,763,556	1,741,255	1,618,668
Southern California	1,720,756	1,733,702	1,789,267	1,810,096	1,699,711
Total loans	$7,216,325	$7,104,309	$7,222,569	$7,332,954	$7,043,338

Loans (charged-off)/recovered, net:
New England	$20	$162	$(111)	$7	$15
Northern California	9	(147)	—	3	122
Southern California	(253)	(329)	(93)	(1,501)	(485)
Total net loans (charged-off)/recovered	$(224)	$(314)	$(204)	$(1,491)	$(348)

Special mention loans:
New England	$72,359	$94,235	$103,060	$83,026	$61,741
Northern California	57,751	64,361	63,192	75,609	5,947
Southern California	22,362	28,641	33,257	33,247	24,935
Total special mention loans	$152,472	$187,237	$199,509	$191,882	$92,623

Accruing classified loans:
New England	$106,375	$89,582	$74,682	$53,124	$50,483
Northern California	13,147	340	4,589	21,712	24,843
Southern California	16,608	16,961	2,556	13,750	12,622
Total accruing classified loans	$136,130	$106,883	$81,827	$88,586	$87,948

Nonaccruing loans:
New England	$14,197	$12,643	$11,807	$11,630	$11,965
Northern California	6,791	6,331	25,133	9,459	6,575
Southern California	4,776	4,877	4,323	4,515	5,774
Total nonaccruing loans	$25,764	$23,851	$41,263	$25,604	$24,314

[14] The concentration of the Private Banking loan data and credit quality is primarily based on the location of the lenders' regional offices.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
Reconciliations of Non-GAAP Financial Measures
Unaudited ($ in thousands, except share and per share data)
	1Q21	4Q20	3Q20	2Q20	1Q20
ROACE AND ROATCE:
Net income/(loss) attributable to the Company (GAAP) (A)	$10,652	$24,971	$22,680	$(3,298)	$800
ADD: Amortization of intangibles, net of tax	527	447	564	555	565
Tangible common net income/(loss) (non-GAAP) (B)	$11,179	$25,418	$23,244	$(2,743)	$1,365

Total average shareholders’ equity (C)	$879,441	$861,138	$842,606	$834,882	$838,935
LESS: Average goodwill and intangibles, net	(66,351)	(66,253)	(66,246)	(66,877)	(67,586)
Average tangible common equity (non-GAAP) (D)	$813,090	$794,885	$776,360	$768,005	$771,349

ROACE (annualized) (A/C)	4.91%	11.50%	10.68%	(1.58)%	0.39%
ROATCE (annualized) (B/D)	5.58%	12.69%	11.88%	(1.43)%	0.72%

PRE-TAX, PRE-PROVISION INCOME:
Income/(loss) before income taxes (GAAP)	$16,728	$31,095	$24,501	$(2,457)	$908
ADD BACK: Provision/(credit) for loan losses	(7,004)	(2,999)	(4,569)	22,604	16,962
Pre-tax, pre-provision income (non-GAAP)	$9,724	$28,096	$19,932	$20,147	$17,870

TANGIBLE COMMON EQUITY:
Total shareholders’ equity (GAAP)	$858,423	$868,008	$846,169	$825,205	$828,792
LESS: Goodwill and intangibles, net	(65,996)	(66,663)	(66,505)	(66,542)	(67,244)
Tangible common equity (non-GAAP) (A)	$792,427	$801,345	$779,664	$758,663	$761,548

Total assets (GAAP)	$10,538,492	$10,048,733	$9,431,305	$9,158,906	$8,746,326
LESS: Goodwill and intangibles, net	(65,996)	(66,663)	(66,505)	(66,542)	(67,244)
Tangible assets (non-GAAP) (B)	$10,472,496	$9,982,070	$9,364,800	$9,092,364	$8,679,082

End of period shares outstanding (C)	82,455,432	82,334,257	82,254,594	82,058,483	81,800,486

Tangible common equity/ Tangible assets (non-GAAP) (A/B)	7.57%	8.03%	8.33%	8.34%	8.77%
Tangible book value per share (non-GAAP) (A/C)	$9.61	$9.73	$9.48	$9.25	$9.31

AVERAGE LOANS:
Total loans	$7,115,339	$7,189,236	$7,282,598	$7,288,644	$7,033,733
LESS: PPP	(326,695)	(348,827)	(373,047)	(283,619)	—
Total loans, excluding PPP (non-GAAP)	$6,788,644	$6,840,409	$6,909,551	$7,005,025	$7,033,733

Total loan yields, excluding PPP (non-GAAP)	3.21%	3.26%	3.27%	3.47%	3.75%

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
Reconciliations of Non-GAAP Financial Measures
Unaudited ($ in thousands, except share and per share data)
	1Q21	4Q20	3Q20	2Q20	1Q20
RETURN ON AVERAGE ASSETS:
Net income/(loss) attributable to the Company (GAAP) (A)	$10,652	$24,971	$22,680	$(3,298)	$800
Average assets (non-GAAP) (B)	10,280,425	9,896,691	9,346,563	9,109,201	8,779,391
Return on average assets (annualized) (non-GAAP) (A/B)	0.42%	1.00%	0.96%	(0.15)%	0.04%

EFFICIENCY RATIO:
Total noninterest expense (GAAP) (A)	$75,923	$57,967	$60,937	$61,453	$60,908
LESS: Amortization of intangibles	667	566	714	702	715
Total noninterest expense, excluding Amortization of intangibles (non-GAAP) (B)	$75,256	$57,401	$60,223	$60,751	$60,193

Net interest income (GAAP)	$59,477	$59,407	$57,824	$58,938	$57,257
Total core fees and income (GAAP)	22,783	25,211	21,959	21,630	22,886
Total other income (GAAP)	3,387	1,445	1,086	1,032	(1,365)
Total revenue (GAAP) (C)	$85,647	$86,063	$80,869	$81,600	$78,778

Efficiency ratio (GAAP) (A/C)	88.6%	67.4%	75.4%	75.3%	77.3%
Efficiency ratio, excluding Amortization of intangibles (non-GAAP) (B/C)	87.9%	66.7%	74.5%	74.4%	76.4%

NET INCOME/(LOSS) ATTRIBUTABLE TO THE COMPANY:
Net income/(loss) attributable to the Company (GAAP)	$10,652	$24,971	$22,680	$(3,298)	$800
LESS: Gain on fair value of contingent considerations receivable [15]	—	—	891	—	—
Tax effect at statutory rate	—	—	258	—	—
Net income/(loss) attributable to the Company (non-GAAP)	$10,652	$24,971	$22,047	$(3,298)	$800

NET INCOME/(LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS:
Net income/(loss) attributable to common shareholders (GAAP)	$10,652	$24,971	$22,680	$(3,298)	$1,214
LESS: Gain on fair value of contingent considerations receivable [15]	—	—	891	—	—
Tax effect at statutory rate	—	—	258	—	—
Net income/(loss) attributable to the common shareholders, treasury stock method, excluding notable items (non-GAAP)	$10,652	$24,971	$22,047	$(3,298)	$1,214

Weighted average diluted shares outstanding	83,934,107	82,764,339	82,362,338	81,929,752	83,318,041
Diluted earnings/(loss) per share (GAAP)	$0.13	$0.30	$0.28	$(0.04)	$0.01
Diluted earnings/(loss) per share, excluding notable items (non-GAAP)	$0.13	$0.30	$0.27	$(0.04)	$0.01

Average common equity (non-GAAP)	$879,441	$861,138	$842,606	$834,882	$838,935
Average tangible common equity (non-GAAP)	$813,090	$794,885	$776,360	$768,005	$771,349
ROACE, excluding notable items (non-GAAP)	4.91%	11.50%	10.38%	(1.58)%	0.39%
ROATCE, excluding notable items (non-GAAP)	5.58%	12.69%	11.55%	(1.43)%	0.72%

Pre-tax, pre-provision income (non-GAAP)	$9,724	$28,096	$19,932	$20,147	$17,870
LESS: Gain on fair value of contingent considerations receivable [15]	—	—	891	—	—
Pre-tax, pre-provision income, excluding notable items (non-GAAP)	$9,724	$28,096	$19,041	$20,147	$17,870

15 In the third quarter of 2020, there was a gain of $0.9 million related to the revaluation of a receivable from the divestiture of a former affiliate, Bingham, Osborn & Scarborough, LLC ("BOS").